           LAW OFFICES
 Haskell Slaughter & Young, L.L.C.
    1200 AMSOUTH/HARBERT PLAZA                  WYATT RUSHTON HASKELL         MICHAEL K.K. CHOY
      1901 SIXTH AVENUE NORTH                   WILLIAM M. SLAUGHTER            -----------
  BIRMINGHAM, ALABAMA 35203-2618                FRANK M. YOUNG, III
                                                ROBERT E. LEE GARNER          CARTER H. DUKES
     FACSIMILE (205) 324-1133                   BENJAMIN B. SPRATLING III     PAULA B. CARROLL
     TELEPHONE (205) 251-1000                   THOMAS T. GALLION, III        R. SCOTT WILLIAMS
                                                ROBERT D. SHATTUCK, JR.       F. HAMPTON McFADDEN, JR.
         MONTGOMERY OFFICE                      E. ALSTON RAY                 JOHN W. SCOTT
     305 SOUTH LAWRENCE STREET                  JAMES C. HUCKABY, JR.         BARRY D. WOODHAM
     MONTGOMERY, ALABAMA 36104                  MARK EDWARD EZELL             GEORGIA S. ROBERSON
       POST OFFICE BOX 4660                     STEPHEN L. POER               SUSAN E. KENNEDY
  MONTGOMERY, ALABAMA 36103-4660                THOMAS E. REYNOLDS            REBECCA HIGGINS HUNT
     FACSIMILE (334) 264-7945                   BEVERLY POOLE BAKER           JAMES H. SINNOTT
     TELEPHONE (334) 265-8573                   ROSS N. COHEN                 GORDON O. JESPERSON*
                                                CONSTANCE C. WALKER
                                                GWEN L. WINDLE                  *Admitted only in Virginia



                                                     PLEASE REPLY TO: BIRMINGHAM



                                                                January 29, 1997




HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243

                     Re: Registration Statement on Form S-4

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-4 (the "Registration Statement"), of 5,675,761 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"), to be issued pursuant to that certain Plan and Agreement of Merger dated as of December 2, 1996, among the Company, Hammer Acquisition Corporation and Health Images, Inc. (the "Plan of Merger"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares as contemplated in the Registration Statement and the Plan of Merger, the Shares will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement and to the filing of this opinion as an Exhibit thereto.

                                               Very truly yours,

                                               HASKELL SLAUGHTER & YOUNG, L.L.C.


                                               By    /s/ Mark Ezell
                                                  ------------------------------
                                                         Mark Ezell

MEE/pgd/